For more information, contact:
William M. Lowe, Jr.
Vice President
Chief Operating Officer
Chief Financial Officer
(336) 316-5664

Unifi Announces First Quarter Results

     GREENSBORO, N.C. - October 20, 2005 - Unifi, Inc. (NYSE:UFI) today released operating results for its first quarter ending September 25, 2005.

     Net income for the current quarter, including discontinued operations, was a net loss of $3.1 million or $0.06 per share compared to a net loss of $22.6 million or $0.43 per share for the prior September quarter.  Included in the current September quarter is a $2.8 million gain from the sale of the Company's property located in Ireland.

     Net income from continuing operations for the current quarter was a net loss of $5.7 million or $0.11 per share compared to a net loss of $1.2 million or $0.02 per share for the prior September quarter.  Net income from continuing operations for the current quarter was negatively impacted by a pre-tax impairment charge of $1.5 million associated with Company properties located in Mayodan, N.C., and $1.4 million in pre-tax losses from the winding down of Unimatrix Americas, the Company's external sourcing business.

    Net sales from continuing operations for the current September quarter of $185.4 million were up $5.8 million or 3.2% compared to net sales of $179.6 million for the prior year September quarter.

    "We faced many challenges this quarter, including certain key customers adjusting inventory during the summer months and the unexpected interruption of our supply chain of raw materials from the impact of both Hurricane Katrina and Rita, which has continued into October," said Bill Lowe, Chief Operating Officer and Chief Financial Officer for Unifi.  "Although we are still assessing the long-term effect of polyester

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Unifi Announces First Quarter Results - page 2

ingredient supply and the increases in raw material and energy costs on the profitability of our business for the remainder of the fiscal year, we have taken certain measures to guarantee continuity of production to assure our customers of a supply of product."

     Cash-on-hand at the end of the current September quarter was $90.7 million, up from the $45.7 million cash-on-hand at the end of the prior year September quarter.

     Brian Parke, Chairman and CEO of Unifi, said, "After two months of operations, Yihua Unifi, our joint venture in China, is making progress in improving operational quality and manufacturing expertise.  We will be introducing four of our branded performance yarns to the China market at a key industry trade show at the end of October."

     Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials.  The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages.  Key Unifi brands include, but are not limited to: Sorbtek®, A.M.Y.®, Mynx® UV, Reflexx®, MicroVista® and Satura®.  Unifi's yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications.  For more information about Unifi, visit www.unifi.com.

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Financial Statements to Follow

 Unifi Announces First Quarter Results - page 3

UNIFI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED) (In Thousands Except Per Share Data)
	For the Quarters Ended
	September 25, 2005	September 26, 2004

Net sales	$ 185,441	$ 179,590
Cost of sales	177,919	168,854
Selling, general & administrative expenses	10,981	9,505
Provisions for bad debts	527	820
Interest expense	4,777	4,665
Interest income	(1,277)	(373)
Other (income) expense, net	(851)	(274)
Equity in earnings of unconsolidated affiliates	(1,824)	(1,154)
Minority interest income	-	(188)
Restructuring charges	29	-
Writedown of long-lived assets	1,500	-
Income (loss) from continuing operations before income taxes
and extraordinary item	(6,340)	(2,265)
Benefit for income taxes	(681)	(1,105)
Income (loss) from continuing operations before discontinued
operations and extraordinary item	(5,659)	(1,160)
Gain (loss) from discontinued operations, net of tax	2,781	(21,395)
Extraordinary loss - net of taxes of $0	(208)	-
Net loss	$ (3,086)	$ (22,555)

Earnings (losses) per common share:
Net income (loss) - continuing operations	$ (0.11)	$ (0.02)
Net income (loss) - discontinued operations	0.05	(0.41)
Extraordinary loss - net of $0 tax	-	-
Net loss	$ (0.06)	$ (0.43)

Average basic and diluted shares outstanding	52,127	52,077

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Unifi Announces First Quarter Results - page 4

UNIFI, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED) (In Thousands)
	September 25, 2005	June 26, 2005
Assets
Cash and cash equivalents	$ 90,744	$ 105,621
Receivables, net	98,895	106,437
Inventories	114,179	110,827
Deferred income taxes	12,217	14,578
Assets held for sale	-	10,694
Restricted cash	-	2,766
Other current assets	13,109	15,590
Total current assets	329,144	366,513

Property, plant and equipment	290,599	301,574
Investment in unconsolidated affiliates	177,981	160,675
Other noncurrent assets	14,309	16,613
	$ 812,033	$ 845,375
Liabilities and Shareholders' Equity
Accounts payable	$ 58,401	$ 62,666
Accrued expenses	36,694	45,618
Income taxes payable	3,189	2,292
Current maturities of long-term debt
and other current liabilities	11,383	35,339
Total current liabilities	109,667	145,915

Long-term debt and other liabilities	258,731	259,790
Deferred income taxes	51,754	55,913
Minority interests	-	182
Shareholders' equity	391,881	383,575
	$ 812,033	$ 845,375

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Unifi Announces First Quarter Results - page 5

UNIFI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In Thousands)
	For the Three Months Ended
	September 25, 2005	September 26, 2004

Cash and cash equivalents at beginning of year	$ 105,621	$ 65,221
Operating activities:
Net loss from continuing operations	(5,659)	(1,160)
Adjustments to reconcile net loss to net cash
provided by continuing operating activities:
Net income of unconsolidated equity affiliates,
net of distributions	(694)	(1,154)
Depreciation	12,409	12,675
Amortization	321	343
Net gain on asset sales	(319)	(325)
Non-cash portion restructuring charges	29	-
Non-cash write down of long-lived assets	1,500	-
Deferred income tax	(1,729)	(5,406)
Provision for bad debts and quality claims	527	820
Other noncurrent assets	-	4,109
Other	1,406	(274)
Change in assets and liabilities, excluding
effects of acquisitions and foreign currency
adjustments	(6,240)	(6,664)
Net cash provided by continuing operating
activities	1,551	2,964

Investing activities:
Capital expenditures	(4,029)	(1,620)
Acquisition	-	(900)
Investment in equity affiliate	(15,331)	(245)
Investment of foreign restricted assets	167	(173)
Collection of notes receivable	110	101
Increase in notes receivable	-	(139)
Proceeds from sale of capital assets	2,239	356
Decrease in restricted cash	2,766	-
Other	(108)	(9)
Net cash used in investing activities	(14,186)	(2,629)

Financing activities:
Payment of long-term debt	(24,407)	-
Other	461	(80)
Net cash used in financing activities	(23,946)	(80)

Discontinued operations and net changes in assets
held for sale	20,814	(20,580)

Effect of exchange rate changes on cash and cash
equivalents	890	830

Net decrease in cash and cash equivalents	(14,877)	(19,495)

Cash and cash equivalents at end of period	$ 90,744	$ 45,726

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Unifi Announces First Quarter Results - page 6

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, management's beliefs and assumptions made by management.  Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings or governmental investigations or proceedings (including environmental related claims), negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal.  In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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